Exhibit 3 to
                Offering Memorandum and Disclosure Statement

                            Reorganization Value





                      Disclosure Statement Exhibit "3"

                          Reorganization Value(a)


         ZiLOG has been advised by Lazard, its financial advisor, with respect to the reorganization value of Reorganized ZiLOG on a going concern basis. Solely for purposes of the Plan, the estimated range of reorganization values of Reorganized ZiLOG, after distributions of cash pursuant to the Plan, was assumed to be approximately $100 million to $80 million (with a midpoint value of $90 million) as of an assumed Effective Date of March 31, 2002.

         THE ASSUMED RANGE OF THE REORGANIZATION VALUE, AS OF AN ASSUMED EFFECTIVE DATE OF MARCH 31, 2002, REFLECTS WORK PERFORMED BY LAZARD ON THE BASIS OF INFORMATION IN RESPECT OF THE BUSINESS AND ASSETS OF ZILOG AVAILABLE TO LAZARD AS OF DECEMBER 31, 2001. NEITHER LAZARD NOR ZILOG HAS UPDATED THE ESTIMATED RANGE OF THE REORGANIZATION VALUE TO REFLECT INFORMATION AVAILABLE TO ZILOG OR LAZARD SUBSEQUENT TO DECEMBER 31, 2001.

         Based upon the assumed range of the reorganization value of Reorganized ZiLOG of between $80 million and $100 million and no assumed net debt (ZiLOG currently has more than $20 million of cash and $13 million of debt). ZiLOG has employed an imputed estimate of the range of equity value for Reorganized ZiLOG of between $80 million and $100 million, with a midpoint value of $90 million. Assuming a distribution of 28,569,767 shares(b) of Reorganized ZiLOG Common Stock pursuant to the Plan, the imputed estimate of the range of equity value on a per share basis for Reorganized ZiLOG is between $2.80 and $3.50 per share, with a midpoint value of $3.15 per share.

         The foregoing estimates of the reorganization value of Reorganized ZiLOG are based on a number of assumptions, including a successful reorganization of ZiLOG's business and finances in a timely manner, the implementation of Reorganized ZiLOG's business plan, the achievement of the forecasts reflected in the Projections, market conditions as of December 31, 2001, continuing through the assumed Effective Date of March 31, 2002, and the Plan becoming effective in accordance with the estimates and other assumptions discussed herein.


-------------------
(a) All references herein to the value of Reorganized ZiLOG does not assume any value attributable to excess assets, including but not limited to the Company's Mod III wafer fabrication facility in Nampa, ID. Due to current market conditions, any value attributed to these assets would be purely speculative.

(b) Includes 28,000,000 shares issued to holders of the senior secured notes and 569,767 shares of restricted stock that vest upon emergence.

         Lazard preformed many generally accepted valuation methodologies in determining the estimated range of reorganization value of Reorganized ZiLOG. Lazard relied primarily upon the results of comparable public company, precedent transaction, and discounted cash flow analyses. For the purposes of the comparable public company analysis, Lazard analyzed the trading multiples of the numerous public companies in the semiconductor industry, including Semtech, Globespan and Mitel, amongst others. The comparable public company analysis yielded a valuation range of $70 - $87 million; Lazard weighted this analysis 35% in its estimated valuation. The precedent transaction analysis yielded a valuation range of $88 - $109 million; Lazard weighted this analysis 30% in its estimated valuation. The discounted cash flow analysis yielded a valuation range of $82 - $106 million; Lazard weighted this analysis 35% in its estimated valuation. The following chart summarizes these weightings used to derive the resultant valuation range:

  --------------------------------------------------------------------------------------------------------

  ($ in millions)                                                     Total Reorganization Value Range

  Valuation Method                                 Weighting             Low                    High
---------------------------------------------    ------------         ---------              -----------
  Comparable Public Company Analysis                  35%                $70          -         $87

  Precedent Transaction Analysis                      30%                $88          -         $109

  Discounted Cash Flow Analysis                       35%                $82          -         $106
                                                 ------------         ---------              -----------
  Total Reorganization Value (Weighted Average)                          $80          -         $100
                                                                      =========              ===========
  -------------------------------------------------------------------------------------------------------

         IN ESTIMATING THE RANGE OF THE REORGANIZATION VALUE OF REORGANIZED ZILOG, LAZARD: (1) REVIEWED CERTAIN HISTORICAL FINANCIAL INFORMATION OF ZILOG FOR RECENT YEARS AND INTERIM PERIODS; (II) REVIEWED CERTAIN INTERNAL FINANCIAL AND OPERATING DATA OF ZILOG INCLUDING FINANCIAL PROJECTIONS, PREPARED AND PROVIDED BY MANAGEMENT RELATING TO ITS BUSINESS AND ITS PROSPECTS; (III) MET WITH CERTAIN MEMBERS OF SENIOR MANAGEMENT OF ZILOG TO DISCUSS ZILOG'S OPERATIONS AND FUTURE PROSPECTS; (IV) REVIEWED PUBLICLY AVAILABLE FINANCIAL DATA AND CONSIDERED THE MARKET VALUES OF PUBLIC COMPANIES WHICH LAZARD DEEMED GENERALLY COMPARABLE TO THE OPERATING BUSINESS OF ZILOG; (V) CONSIDERED CERTAIN ECONOMIC AND INDUSTRY INFORMATION RELEVANT TO THE OPERATING BUSINESS; AND (VI) REVIEWED CERTAIN ANALYSES PREPARED BY OTHER FIRMS RETAINED BY ZILOG AND CONDUCTED SUCH OTHER STUDIES, ANALYSES, INQUIRIES, AND INVESTIGATIONS AS IT DEEMED APPROPRIATE. ALTHOUGH LAZARD CONDUCTED A REVIEW AND ANALYSIS OF ZILOG'S BUSINESS, OPERATING ASSETS AND LIABILITIES AND REORGANIZED ZILOG'S BUSINESS PLANS, IT ASSUMED AND RELIED ON THE ACCURACY AND COMPLETENESS OF ALL (1) FINANCIAL AND OTHER INFORMATION FURNISHED TO IT BY ZILOG AND BY OTHER FIRMS RETAINED BY ZILOG, AND (II) PUBLICLY AVAILABLE INFORMATION, INCLUDING TO THE EXTENT RELEVANT PRECEDENT TRANSACTIONS. IN ADDITION, LAZARD DID NOT INDEPENDENTLY VERIFY MANAGEMENT'S PROJECTIONS IN CONNECTION WITH SUCH ESTIMATES OF THE REORGANIZATION VALUE, AND NO INDEPENDENT VALUATIONS OR APPRAISALS OF ZILOG WERE SOUGHT OR OBTAINED IN CONNECTION HEREWITH.

         ESTIMATES OF THE REORGANIZATION VALUE DO NOT PURPORT TO BE APPRAISALS OR NECESSARILY REFLECT THE VALUES WHICH MAY BE REALIZED IF ASSETS ARE SOLD AS A GOING CONCERN, IN LIQUIDATION, OR OTHERWISE.

         IN THE CASE OF REORGANIZED ZILOG, THE ESTIMATES OF THE REORGANIZATION VALUE PREPARED BY LAZARD REPRESENT THE HYPOTHETICAL REORGANIZATION ENTERPRISE VALUE OF REORGANIZED ZILOG. SUCH ESTIMATES WERE DEVELOPED SOLELY FOR PURPOSES OF THE FORMULATION AND NEGOTIATION OF A PLAN OF REORGANIZATION AND THE ANALYSIS OF IMPLIED RELATIVE RECOVERIES TO CREDITORS THEREUNDER. SUCH ESTIMATES REFLECT COMPUTATIONS OF THE RANGE OF THE ESTIMATED REORGANIZATION ENTERPRISE VALUE OF REORGANIZED ZILOG THROUGH THE APPLICATION OF VARIOUS VALUATION TECHNIQUES AND DO NOT PURPORT TO REFLECT OR CONSTITUTE APPRAISALS, LIQUIDATION VALUES OR ESTIMATES OF THE ACTUAL MARKET VALUE THAT MAY BE REALIZED THROUGH THE SALE OF ANY SECURITIES TO BE ISSUED PURSUANT TO THE PLAN, WHICH MAY BE SIGNIFICANTLY DIFFERENT THAN THE AMOUNTS SET FORTH HEREIN.

         THE VALUE OF AN OPERATING BUSINESS IS SUBJECT TO NUMEROUS UNCERTAINTIES AND CONTINGENCIES WHICH ARE DIFFICULT TO PREDICT, AND WILL FLUCTUATE WITH CHANGES IN FACTORS AFFECTING THE FINANCIAL CONDITION AND PROSPECTS OF SUCH A BUSINESS. AS A RESULT, THE ESTIMATE OF THE RANGE OF THE REORGANIZATION ENTERPRISE VALUE OF REORGANIZED ZILOG SET FORTH HEREIN IS NOT NECESSARILY INDICATIVE OF ACTUAL OUTCOMES, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN THOSE SET FORTH HEREIN. BECAUSE SUCH ESTIMATES ARE INHERENTLY SUBJECT TO UNCERTAINTIES, NEITHER ZILOG, LAZARD, NOR ANY OTHER PERSON ASSUMES RESPONSIBILITY FOR THEIR ACCURACY. IN ADDITION, THE VALUATION OF NEWLY-ISSUED SECURITIES IS SUBJECT TO ADDITIONAL

         UNCERTAINTIES AND CONTINGENCIES, ALL OF WHICH ARE DIFFICULT TO PREDICT. ACTUAL MARKET PRICES OF SUCH SECURITIES AT ISSUANCE WILL DEPEND UPON, AMONG OTHER THINGS, PREVAILING INTEREST RATES, CONDITIONS IN THE FINANCIAL MARKETS, THE ANTICIPATED INITIAL SECURITIES HOLDINGS OF PREPETITION CREDITORS, SOME OF WHICH MAY PREFER TO LIQUIDATE THEIR INVESTMENT RATHER THAN HOLD IT ON A LONG-TERM BASIS, AND OTHER FACTORS WHICH GENERALLY INFLUENCE THE PRICES OF SECURITIES.

         THE ESTIMATES OF THE REORGANIZATION VALUE DETERMINED BY LAZARD REPRESENT ESTIMATED REORGANIZATION VALUES AND DO NOT REFLECT VALUES THAT COULD BE ATTAINABLE IN THE PUBLIC OR PRIVATE MARKETS. THE IMPUTED ESTIMATE OF THE RANGE OF THE REORGANIZATION EQUITY VALUE OF REORGANIZED ZILOG ASCRIBED IN THE ANALYSIS DOES NOT PURPORT TO BE AN ESTIMATE OF THE POST-REORGANIZATION MARKET TRADING VALUE. ANY SUCH TRADING VALUE MAY BE MATERIALLY DIFFERENT FROM THE IMPUTED ESTIMATE OF THE REORGANIZATION EQUITY VALUE RANGE FOR REORGANIZED ZILOG ASSOCIATED WITH LAZARD'S VALUATION ANALYSIS.

         Reorganized ZiLOG may, in its discretion, seek to list Reorganized ZiLOG Common Stock for trading. There can be no assurance, however, that the stock will be so listed and, if so listed, that an active trading market would develop.